                             ANDREWS & KURTH L.L.P.
                                    ATTORNEYS
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

                                                                     EXHIBIT 5.1

                                  June 17, 2003

Apache Corporation
2000 Post Oak Blvd., Suite 100
Houston, TX 77056-4400

Ladies and Gentlemen:

         We are rendering this opinion in our capacity as special counsel for Apache Corporation, a Delaware corporation ("Apache"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed on or about this date by Apache under the Securities Act of 1933, as amended, and relating to 100,000 shares of Apache's common stock, $1.25 par value ("Apache Common Stock"), to be offered under the plan described in the Registration Statement (the "Plan").

         In connection therewith, we have examined the Registration Statement, the corporation proceedings with respect to the offering of shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion contained herein.

         On the basis of our foregoing, and having regard for such legal considerations that we have deemed relevant, it is our opinion that the 100,000 shares of Apache Common Stock to be registered have been duly authorized for issuance and sale, and when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

         The opinions set forth above are limited in all respects to matters of Texas law and to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws).

         We consent to the inclusion of this letter as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ ANDREWS & KURTH L.L.P.

                                   Andrews & Kurth L.L.P.